Amkor Technology Announces Proposed Offering of Senior Notes due 2033 and Intention to Redeem Senior Notes due 2027

TEMPE, Ariz -- September 8, 2025 -- Amkor Technology, Inc. (Nasdaq: AMKR) (the “Company”) today announced that it intends to offer, subject to market and other conditions, $400 million aggregate principal amount of senior notes due 2033 (the “2033 Notes”) in a private placement to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act.

We intend to use all of the net proceeds of the 2033 Notes offering, together with cash on hand, to redeem in full the $400 million aggregate principal amount outstanding of our 6.625% senior notes due 2027 (the “2027 Notes”) and to pay related fees and expenses. Pending the use of the proceeds of this offering, we intend to invest the proceeds in cash, cash equivalents, investment grade securities or other short-term marketable securities. The consummation of the offering of the 2033 Notes will not be conditioned on the redemption of the 2027 Notes.

This announcement does not constitute an offer to sell or a solicitation of an offer to buy any of the 2033 Notes, nor shall there be any offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful. This notice is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

This announcement does not constitute a notice of redemption of the 2027 Notes.

The 2033 Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

About Amkor Technology, Inc.

Amkor Technology, Inc. (Nasdaq: AMKR) is the world’s largest U.S. headquartered OSAT and is a global leader in outsourced semiconductor packaging and test services. With a strong track record of innovation, a broad and diverse geographic footprint and solid partnerships with lead customers, Amkor delivers high-quality solutions that enable the world’s leading semiconductor and electronics companies to bring advanced technologies to market. The Company’s comprehensive portfolio includes advanced packaging, wafer-level processing, and system-in-package solutions targeting applications for smartphones, data centers, artificial intelligence, automobiles and wearables. For more information visit amkor.com.

Forward-Looking Statement Disclaimer

This announcement contains forward-looking statements within the meaning of federal securities laws. All statements other than statements of historical fact are considered forward-looking statements including, without limitation, statements regarding the proposed 2033 Notes offering and the terms and expected use of proceeds thereof. These forward-looking statements involve a number of risks, uncertainties, assumptions and other factors that could affect future results and cause actual results and events to differ materially from historical and expected results and those expressed or implied in the forward-looking statements, including, but not limited to, that there can be no assurance that (i) the 2033 Notes will be sold in the amount or on the terms expected or at all or (ii) the 2027 Notes will be redeemed in full or at all. Other important risk factors that could affect the outcome of the events set forth in these statements are discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and in its subsequent filings with the Securities and Exchange Commission made prior to or after the date hereof.

The Company undertakes no obligation to review or update any forward-looking statements to reflect events or circumstances occurring after the date of this announcement.

Contact

Investor Relations
Jennifer Jue
Vice President, Investor Relations and Finance
480-786-7594
jennifer.jue@amkor.com